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                                                                   Exhibit 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We consent to incorporation by reference in the Registration Statements (Form S-8 No. 333-26743 and No. 333-61467) pertaining to the Cenveo 401(k) Savings and Retirement Plan for Union Employees, Inc. of our report dated July 9, 2007, with respect to the financial statements and schedule of the Cenveo 401(k) Savings and Retirement Plan for Union Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

       /s/ O'Connor Davies Munns & Dobbins, LLP
       Harrison, New York
       July 9, 2007






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